UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2016

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On December 9, 2016, the Audit Committee (the "Committee") of the Board of Directors of Cytokinetics, Inc. (the "Company"), after discussion with management and its independent registered public accountants, determined that the Company’s unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2016, as reported in the Company’s Quarterly Report on Form 10-Q filed on November 3, 2016 should no longer be relied upon due to an error identified therein, and that a restatement of these financial statements is required.

During the Company’s financial close for October 31, 2016, the Company identified the following non-cash misstatements due to an error in the accounting for the recognition of clinical trial expenses. The Company currently estimates that, upon correction of the error the following adjustments to the financial statements will be made:

1 – Research and Development costs for the three and nine months ended September 30, 2016 were overstated by approximately $1,475K due to the recognition of clinical trial expenses which were recorded in error. Upon correction, the net income for the three and nine months ended September 30, 2016 will be $33,362K and $9,296K, respectively.

2 – An accrued liability in the amount of $1,475K should not have been reflected in total liabilities in the balance sheet as of September 30, 2016. Upon correction for this total liabilities will be $16,308K, and including item 1 above, the total for Liabilities and Stockholders’ Equity remains $158,170K.

The Company expects to file an amended Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 with respect to the restatement as soon as practicable.

Controls and Procedures

As a result of the errors discussed above and resulting restatement of previously issued financial statements, management has concluded that a material weakness existed in the Company’s internal controls over financial reporting and that, as a result, internal controls over financial reporting and disclosure controls and procedures were not effective as of September 30, 2016, specifically as it relates to clinical trial expenses, including in part, because its internal controls failed to identify incorrect information received from a third party service provider.

Management is continuing to assess the Company’s internal controls over its financial reporting and disclosure controls and procedures, including the periods affected. Since management has not completed its evaluation of the impact of the restatement on its internal control over financial reporting and disclosure controls and procedures, there can be no assurance that additional control deficiencies which represent material weaknesses will not be identified, or that other reporting periods will not be impacted.

Discussion with Independent Registered Public Accountants

The Committee has discussed the matters disclosed in this Current Report on Form 8-K with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding the nature of the corrected accounting methodology, the estimated impact of these corrections on both historical and future financial results, the timing of the amended quarterly report on Form 10-Q, and management’s ongoing evaluation of the impact of the restatement on its internal control over financial reporting and disclosure controls and procedures. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, including the Company’s expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of the Company’s disclosure controls and procedures and the effectiveness of the Company’s internal control over financial reporting, to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the risk that additional information may become known prior to the expected filing with the U.S. Securities and Exchange Commission of the amended periodic report described herein or that other subsequent events may occur that would require the Company to make additional adjustments to its financial statements or delay the filing of the corrected or future periodic reports with the U.S. Securities and Exchange Commission. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

December 9, 2016	By:	Sharon A. Barbari

Name: Sharon A. Barbari
Title: Executive Vice President Finance and Chief Financial Officer